Exhibit 99.1

NEWS RELEASE	For immediate release

California Resources Corporation Announces Private Offering of Additional 8.250% Senior Unsecured Notes due 2029

Long Beach, California, August 8, 2024 – California Resources Corporation (NYSE: CRC) (the “Company”) announced today that, subject to market and other conditions, it intends to offer and sell to eligible purchasers $200 million in aggregate principal amount of its 8.250% senior unsecured notes due 2029 (the “Notes”). The Notes are being offered as additional notes under the indenture dated as of June 5, 2024, as may be supplemented from time to time (the “Indenture”), pursuant to which the Company previously issued $600 million aggregate principal amount of 8.250% Senior Notes (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. Except with respect to Notes offered pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Notes will have the same CUSIP and ISIN numbers as, and will be fungible with, the Existing Notes immediately upon issuance.

Concurrently with this offering, the Company commenced a tender offer (the “Tender Offer”) to purchase for cash up to $200 million aggregate principal amount of its 7.125% senior notes due 2026 (the “2026 Notes”). The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase, dated August 8, 2024. The Tender Offer is conditioned on the consummation of this offering, but this offering is not conditioned on the completion of the Tender Offer.

The Company intends to use the net proceeds from this offering, together with cash on hand, (i) to fund the Tender Offer for a portion of its 2026 Notes, including all accrued interest, fees and premiums thereon, (ii) for the reduction of outstanding indebtedness, and (iii) for general corporate purposes.

The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any offer, solicitation or sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additionally, this press release shall not constitute an offer to purchase or the solicitation of an offer to sell any 2026 Notes in the Tender Offer, nor does it constitute a notice of redemption under the indenture governing the 2026 Notes.

Forward-Looking Statement Disclosure

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, including the Tender Offer, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the Company’s business, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequently filed Quarterly Reports on Form 10-Q.

About California Resources Corporation

California Resources Corporation (CRC) is an independent energy and carbon management company committed to energy transition. CRC is committed to environmental stewardship while safely providing local, responsibly sourced energy. CRC is also focused on maximizing the value of its land, mineral ownership, and energy expertise for decarbonization by developing carbon capture and storage and other emissions-reducing projects.

CRC Contacts:

Joanna Park (Investor Relations)	(818) 661-3731

Joanna.Park@crc.com	(818) 661-6014

Richard Venn (Media)	Richard.Venn@crc.com
Source: California Resources Corporation